                                                                   EXHIBIT 10(v)
                                                                   -------------


                     EMPLOYMENT AND NON-COMPETE AGREEMENT
                     ------------------------------------

     This Agreement is made as of August 1, 1998, between DOBI-SYMPLEX, INC., a Delaware corporation (the "Company"); and J.G. CAIRNS, JR. ("Employee"). The Company and Employee agree as follows:

     1.   Employment. The Company agrees to employ Employee and Employee accepts
          ----------
such employment by the Company upon the terms and conditions set forth in this Agreement, for the period beginning on the date of this Agreement and ending upon termination pursuant to paragraph 4 (the "Employment Period").

     2.   Compensation and Benefits. In consideration for the valuable services
          -------------------------
to be rendered by Employee and for Employee's agreement not to compete against the Company as described in paragraph 5, the Company hereby agrees that during the first year of the Employment Period, the Company will pay Employee a bi-weekly gross salary at the annual rate of $165,000 per annum (the "Base Salary"), payable at the bi-weekly gross rate of $6,346.15. Employee's Base Salary may be adjusted annually in January of each year based on an annual performance salary review as determined in the reasonable discretion of the Company. Employee also shall be entitled to: (a) reimbursement for actual business travel expenses which have been pre-approved by the Company; (b) comparable combined paid vacation/sick leave and medical benefits consistent with those received by other employees of the Company; and (c) other benefits generally offered to other employees of the Company.

     3.   Services.  During the Employment Period, Employee agrees to devote
          --------
Employee's best efforts and substantially all of Employee's business time and attention to the business affairs of the Company (except for reasonable vacation periods subject to the reasonable approval of the Company or reasonable periods of illness or other incapacity). During the Employment Period, Employee agrees to render such services as the Company may from time to time direct. During the Employment Period, Employee agrees that Employee will not, except with the prior written consent of the Company, become engaged in or render services for any business other than the business of the Company.

     4.   Termination. The Employment Period will continue from the date of this
          -----------
Agreement unless terminated earlier by (a) Employee's death or permanent disability which renders the Employee unable to perform Employee's duties hereunder (as determined by the Company in its good faith judgment), (b) by Employee's resignation upon prior written notice to the Company of sixty (60) days, (c) the Company for Cause, or (d) a proper business purpose of the Company, including but not limited to a decrease in the staffing of the office in which Employee is working or the elimination of the position filled by Employee. For purpose of this paragraph 4, "Cause" shall mean (i) the repeated failure or refusal of Employee to follow the lawful directives of the Company or its designee (except due to sickness, injury or disabilities), (ii) gross inattention to duty or any other willful, reckless or grossly negligent act (or omission to act) by Employee, which, in the good faith judgment of the Company, materially injures the Company, including the repeated failure to follow the policies and procedures of the Company, (iii) a material breach of this Agreement by Employee or (iv) the commission by Employee of a felony or other crime involving moral turpitude or the commission by Employee of an act of financial dishonesty against the Company.

     5. Non-Compete.
        -----------

          (a) In the event the Employment Period is terminated under paragraphs 4(b), 4(c) or 4(d) above, then the non-compete provisions of this paragraph 5 will apply to Employee. In the event the Employment Period is otherwise terminated, such as without Cause, then no part of this paragraph 5 will apply to Employee.

          (b) Employee recognizes and acknowledges that by virtue of accepting employment hereunder, Employee will acquire valuable training and knowledge, enhance Employee's professional skills and experience, and learn proprietary trade secrets and Confidential Information of the Company. In consideration of the foregoing and this employment contract, Employee agrees that during the Employment Period and for two (2) years thereafter (the "Non-Compete Period"), Employee will not directly or indirectly (whether as employee, director, owner, stockholder, consultant, partner (limited or general) or otherwise) own, manage, control, participate in, consult with, advertise on behalf of, render services for or in any manner engage in any competitive business of fabricating, manufacturing, distributing, wholesaling or retailing of orthotics or prosthetics, or the operation of manufacturing or distribution businesses involving orthotics or prosthetics or the operation of clinics for the provision of orthotics or prosthetics to patients, or any other related orthotic or prosthetic manufacturing or non-manufacturing businesses which the Company is engaged in during and at the expiration of the Employment Period, anywhere in the United States with respect to manufacturing or distribution activities, and with respect to patient-care clinics at any location within a fifty (50) mile radius of any facility operated, managed or staffed by the Company at which the Employee performed services during the Employment Period; nor shall Employee solicit any other Person to engage in any of the foregoing activities or knowingly request, induce or attempt to influence any then existing patient, customer, referral source or supplier of the Company to curtail any business they are currently, or in the last 36 months have been, transacting with the Company (the "Non-Compete). Nothing herein will prevent Employee from being a passive owner of not more than 1% of the outstanding stock of any class of a corporation which is engaged in a competitive business of the Company and which is publicly traded, so long as Employee has no participation in the business of such corporation. Furthermore, during the Non-Compete Period, Employee shall not, without the Company's prior written consent, directly or indirectly, knowingly solicit or encourage or attempt to influence any employee to leave the employment of the Company. The termination of the Company's employees within the scope of Employee's employment during the Employment Period shall not be considered a violation of the terms of this Paragraph 5(b). Employee agrees that the restraint imposed under this paragraph 5 is reasonable and not unduly harsh or oppressive.

          (c) If, at the time of enforcement of any provision of paragraph 5(b) above, a court or arbitrator holds that the restrictions stated therein are unreasonable or unenforceable under circumstances then existing, the Company and Employee agree that the maximum period, scope, or geographical area reasonable or permissible under such circumstances will be substituted for the stated period, scope or area.

          (d) Since a material purpose of this Agreement is to protect the Company's investment in the Employee and to secure the benefits of Employee's background and general experience in the industry, the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this paragraph 5. Therefore, in the event of a breach by Employee of any of the provisions of this paragraph 5, the Company or its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions of this Agreement.

     6.   Confidential Information.  Employee acknowledges that the information,
          ------------------------
observations, data and trade secrets (collectively, "Confidential Information") obtained by Employee during the course of Employee's performance under this Agreement, and previously if Employee has already been an employee of the Company, concerning the business or affairs of the Company are the property of the Company. For purposes of this Agreement, "trade secret" means any method, program or compilation of information which is used in the Company's business, including but not limited to: (a) techniques, plans and materials used by the Company, (b) marketing methods and strategies employed by the Company, and (c) all lists of past, present or prospective patients, customers, referral sources and suppliers of the Company. Employee agrees that Employee will not disclose to any unauthorized Person or use for Employee's own account any of such Confidential Information without the written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions to act or become known to Employee lawfully outside the scope of Employee's employment under this Agreement. Employee agrees to deliver to the Company at the termination of Employee's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company which Employee may then possess or have under Employee's control.

     7.   Notices. Any notice provided for in this Agreement shall be in writing
          -------
and shall be either personally delivered, sent by overnight courier (e.g.,
                                                                     ----
Federal Express) or mailed by first class certified mail, return receipt requested, to the recipient at the address below indicated:

     To the Company:     Ada Brady
                         c/o Hanger Orthopedic Group, Inc.
                         7700 Old Georgetown Road, 2nd Floor
                         Bethesda, Maryland 20814

     To Employee:        J.G. Cairns, Jr.
                         4137 Pleasant Beach Drive, N.E.
                         Bainbridge Island, Washington 98110

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

     8.   Miscellaneous. Whenever possible, each provision of this Agreement
          -------------
will be interpreted in such manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are for any reason whatsoever invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee and the Company, and their respective successors and assigns. Employee may not assign Employee's rights or delegate Employee's obligations hereunder without the prior written consent of the Company. The Company may assign its rights and delegate its duties hereunder without the consent of Employee to Permitted Transferees. All questions concerning the construction, validity and interpretation of the Agreement will be governed by the internal law, and not the law of conflicts, of the State of Washington. All disputes under this Agreement shall be submitted to and governed by binding arbitration with an arbitrator from the American Arbitration Association. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and Employee.

     9.   Definitions. "Person" shall mean and include an individual, a
          -----------
partnership, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or any department or agency thereof. "Permitted Transferee" shall mean (a) any successor by merger or consolidation to the Company or any Permitted Transferee; (b) any purchaser of all or substantially all of the Company's or any Permitted Transferee's assets; (c) any parent or subsidiary corporation of the Company or Hanger Orthopedic Group, Inc.; and (d) any lender to (i) the Company, (ii) any Permitted Transferee and/or (iii) any affiliate of the Company or of any Permitted Transferee.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

WITNESS:                                EMPLOYEE:


_______________________________         _______________________________
                                        J.G. Cairns, Jr.

Attest (Seal):                          DOBI-SYMPLEX, INC.


_______________________________         By:____________________________
Richard A. Stein, Secretary                Ivan R. Sabel, President